PLAN OF LIQUIDATION

This Plan of Liquidation (the “Plan”), dated as of February 16, 2011, is entered into by and among Behringer Harvard Mid-Term Value Enhancement Fund I LP, a Texas limited partnership (the “Partnership”), Robert M. Behringer (“Behringer”) and Behringer Harvard Advisors I LP, a Texas limited partnership (“BH Advisors” and together with Behringer, the “General Partners”), and is intended to accomplish the complete liquidation and dissolution of the Partnership.

RECITALS

WHEREAS, the General Partners, among others, are parties to an Agreement of Limited Partnership, dated as of July 30, 2002, amended on June 2, 2003 and March 29, 2006 (as amended, the “Partnership Agreement”); and

WHEREAS, the General Partners have determined that it is in the best interest of the Partnership to complete the liquidation of the Partnership pursuant to the adoption of this Plan; and

WHEREAS, in furtherance hereof, the General Partners shall (i) transfer the Partnership’s right, title and interest in and to all of its assets and liabilities, including any cash, to a liquidating trust (the “Liquidating Trust”), with BH Advisors as its managing trustee (the “Managing Trustee”), for the benefit of the holders of limited partnership interests of the Partnership (the “Unitholders”); and (ii) cause the Liquidating Trust, pursuant to the terms of a Liquidating Trust Agreement (the “Liquidating Trust Agreement”) by and among the Partnership, the Managing Trustee, and CSC Trust Company of Delaware, as resident trustee (the “Resident Trustee” and, with the Managing Trustee, the “Trustees”), dated as of even date herewith, a form of which is attached as Exhibit A hereto, to distribute all of the net cash proceeds from the sale of assets of the Liquidating Trust and cash, less reserves for any contingent liabilities, to the beneficiaries of the Liquidating Trust; and

WHEREAS, pursuant to the terms of the Liquidating Trust Agreement, the Unitholders of the Partnership shall receive, in exchange for their respective limited partnership interests in the Partnership, a pro rata beneficial interest in the Liquidating Trust; and

WHEREAS, following the liquidation of the Partnership in accordance herewith, the General Partners shall proceed with a dissolution of the Partnership in accordance with the applicable provisions of the Texas Business Organizations Code; and

WHEREAS, in furtherance of the liquidation and dissolution of the Partnership as described herein, the General Partners have adopted and approved this Plan.

NOW THEREFORE, the General Partners authorize the following on behalf of the Partnership:

1.           The Partnership shall enter into, execute and deliver the Liquidating Trust Agreement with the Trustees.

2.           The Partnership shall enter into, execute and deliver to the Managing Trustee a Bill of Sale, Assignment, Acceptance and Assumption Agreement, a form of which is attached hereto as Exhibit B (the “Bill of Sale”), which, together with related transfer instruments, shall transfer and assign to the Liquidating Trust, all right, title, interest in and to, and liabilities and obligations related to, all assets, including, but not limited to, any cash reserves and any other assets and liabilities held by the Partnership as of the date of such Bill of Sale.  The assets in the Liquidating Trust shall be reserved, liquidated or distributed by the Managing Trustee in accordance with the terms of the Liquidating Trust Agreement.

3.           The Partnership shall continue to indemnify the General Partners and their officers, directors, employees and agents in accordance with the Partnership’s Certificate of Limited Partnership, the Partnership Agreement and any contractual arrangements, for actions taken in connection with this Plan.  The General Partners are authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Partnership’s obligations hereunder.

4.           If for any reason the General Partners determine that such action would be in the best interests of the Partnership, it may amend or modify the Plan and the actions contemplated hereunder without any action or approval from the limited partners.

5.           The General Partners shall cause the Partnership to file with the Secretary of State of the State of Texas, a Certificate of Termination, which cancels the Partnership’s Certificate of Limited Partnership.

6.           The General Partners shall take any and all other actions deemed required, necessary or desirable to complete the liquidation and dissolution of the Partnership, including, but not limited to, the execution and delivery of any and all agreements, certificates, instruments or other documents deemed required, necessary or desirable in connection therewith.

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IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first set forth above.

PARTNERSHIP:

BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP

By:	/s/ Robert M. Behringer
Robert M. Behringer, General Partner

By:	Behringer Harvard Advisors I LP
its General Partner

	By:	/s/ Gerald J. Reihsen, III
Name: Gerald J. Reihsen, III
Title: Executive Vice President – Corporate
Development & Legal and Assistant
Secretary

GENERAL PARTNERS:

BEHRINGER HARVARD ADVISORS I LP

By:	/s/ Gerald J. Reihsen, III
Name: Gerald J. Reihsen, III
Title: Executive Vice President-Corporate
Development & Legal and Assistant
Secretary

/s/ Robert M. Behringer
ROBERT M. BEHRINGER